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                                                                     EXHIBIT 1.2






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                        NIAGARA MOHAWK POWER CORPORATION

                                       TO

                              THE BANK OF NEW YORK
                                             Trustee



                                   ----------



                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September __, 2001

                                       TO

                                    INDENTURE

                            Dated as of May 12, 2000

                                   ----------





                          5.375% SENIOR NOTES DUE 2004




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                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

Section 101.    Definitions............................................2
                Capital Lease Obligation...............................3
                Credit Facility........................................3
                First Mortgage Bonds...................................3
                Guarantee..............................................3
                Hedging Obligations....................................3
                Indebtedness...........................................3
                Initial Issuance Date..................................4
                Lien...................................................4
                Make Whole Premium.....................................4
                Treasury Rate..........................................4
                Medium Term Notes......................................5
                Non-Recourse Debt......................................5
                Notes..................................................5
                Note...................................................5
                Other Indebtedness.....................................5
                Permitted Refinancing Indebtedness.....................6
                PSC....................................................7
                Receivables Financing..................................7
                Restricted Subsidiary..................................7
                Securitization Transaction.............................7
                Senior Indebtedness....................................7
                Senior Discount Notes..................................7
                Senior Notes...........................................8
                Series A Senior Notes..................................8
                Series B Senior Notes..................................8
                Series C Senior Notes..................................8
                Series D Senior Notes..................................8
                Series E Senior Notes..................................8
                Series F Senior Notes..................................8
                Series G Senior Notes..................................8
                Subordinated Indebtedness..............................8
                Subsidiary.............................................9
                TIPES Transaction......................................9
                Unrestricted Subsidiary................................9
                Weighted Average Life to Maturity.....................10

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                                   ARTICLE TWO

                                 Security Forms

Section 201.    Form of Notes.........................................10


                                  ARTICLE THREE

                               The Series of Notes

Section 301.    Title and Terms.......................................11


                                  ARTICLE FOUR

                  Modifications and Additions to the Indenture

Section 401.    Additional Covenant...................................12
Section 402.    Modification to Defeasance and Covenant Defeasance;
                Covenant Defeasance...................................13
Section 403. Modification of Supplemental Indentures; Supplemental Indentures Without Consent of the
                Holders...............................................13


                                  ARTICLE FIVE

                                  MISCELLANEOUS

Section 501.    Miscellaneous.........................................14


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NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Second Supplemental Indenture.


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            SECOND SUPPLEMENTAL INDENTURE, dated as of September __, 2001, made by and between NIAGARA MOHAWK POWER CORPORATION, a corporation duly organized and existing under the laws of the State of New York, having its principal place of business at No. 300 Erie Boulevard West, Syracuse, New York (hereinafter sometimes referred to as the "Company"), and The Bank of New York, a New York Banking corporation, having its corporate trust principal executive office at 2 North LaSalle Street, Chicago, Illinois (hereinafter sometimes referred to as the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 12, 2000 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

            Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

            Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

            Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of curing any ambiguity, correcting or supplementing any provision in the Indenture which may be inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

            The Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

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            All things necessary to make this Supplemental Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:

                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101. DEFINITIONS.

            (a) For all purposes of this Supplemental Indenture:

            (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

            (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Supplemental Indenture; and

            (3) The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture.

            (b) For all purposes of the Indenture and this Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires (Section references contained in the following definitions are to Sections of the Indenture as supplemented by this Supplemental Indenture unless otherwise specified):


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            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person in accordance with generally acceptable accounting principles.

            "Credit Facility" means the Company's $804.4 million credit facility dated as of March 20, 1996 with a group of banks and Citibank as agent, as such agreement is amended, modified, restated, extended, renewed, replaced or refinanced from time to time.

            "First Mortgage Bonds" means the securities and other indebtedness issued from time to time pursuant to the Company's Mortgage Trust Indenture dated as of October 1, 1937 and the supplemental indentures thereto.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instrument for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit, reimbursement agreements and support, "keep well" or similar agreement in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement, and any put, call or other agreement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations of such Person or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations of such Person, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than


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letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally acceptable accounting principles (provided, that any debt instrument issued by the Company or a Restricted Subsidiary in a TIPES Transaction shall be deemed Indebtedness of the Company regardless of its characterization on any such balance sheet), as well as any Indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, any Guarantees by such Person of any indebtedness of any other Person.

            "Initial Issuance Date" means June 30, 1998.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge, or adverse claim affecting title or resulting in a charge against real or personal property, or a security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

            "Make Whole Premium" means with respect to any prepayment of such
Note in circumstances requiring the payment of a Make Whole Premium, an amount equal to the excess of (a) the aggregate present value as of the date of such prepayment of the expected future cash flows of such Notes (for the avoidance of doubt, such amounts shall include all principal and interest payable with respect to such Note)(exclusive of interest accrued to the date of prepayment) that, but for such prepayment, would have been payable if such prepayment had not been made, all determined by discounting such amounts at a rate which is equal to the Treasury Rate plus 0.25% over (b) the aggregate principal amount of the Note to be prepaid. For purposes of any determination of the Make Whole
Premium:

            "Treasury Rate" means at any time with respect to the Notes being prepaid (a) the yield reported on page C4 of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen


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reporting online intra day trading in United States government securities) at
11:00 A.M. (New York, New York time) for those actively traded United States government securities having a maturity rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the Notes being prepaid or (b) in the event that no nationally recognized trading screen reporting online intra day trading in United States government securities is available, Treasury Rate shall mean the weekly average of the yield to maturity on the United States Treasury obligations with a constant maturity (as compiled by and published in the most recent published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) most nearly equal to (by rounding to the nearest month) the Weighted Average Life to Maturity of the Notes being prepaid.

            "Medium Term Notes" means the unsecured variable rate notes issued pursuant to an indenture between the Company and IBJ Schroder Bank & Trust Company, as trustee.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Note" or "Notes" means the Company's 5.375% Senior Notes due 2004, issued pursuant to the Indenture, as supplemented by this Supplemental Indenture.

            "Other Indebtedness" shall mean Senior Indebtedness incurred after the Initial Issuance Date, except (a) Permitted Refinancing Indebtedness with respect to First Mortgage Bonds issued and outstanding at the closing on the Initial Issuance Date; (b) Permitted


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Refinancing Indebtedness with respect to the Credit Facility; and (c)
Indebtedness under the Securitization Transaction and the Receivables Financing and any Permitted Refinancing Indebtedness with respect thereto.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, refinance, replace (including the replacement at any time following their stated maturity of First Mortgage Bonds or Senior Notes that are repaid at maturity, or the replacement at any time following its stated maturity of the Credit Facility or the Receivables Financing), defease or refund, in whole or in part, other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended, refinanced, replaced, defeased or refunded (plus the amount of accrued interest and premiums (including premium paid on open market purchases), if any, thereon and the reasonable expenses incurred in connection therewith); (ii) Permitted Refinancing Indebtedness that is incurred prior to the maturity of the Indebtedness that it is renewing, extending, refinancing, replacing, defeasing or refunding must be on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded and: (a) if such Indebtedness has a final maturity date earlier than the final maturity date of the series of Senior Notes with the latest final maturity date, then such Permitted Refinancing Indebtedness must have a final maturity date the same as or later than the final maturity date of, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded, and (b) if such Indebtedness has a final maturity date later than the final maturity date of the series of Senior Notes with the latest final maturity date, then such Permitted Refinancing Indebtedness must have a final maturity date the same as or later than the final maturity date of, and a Weighted Average Life to Maturity equal to or greater than the maturity of, the series of Senior Notes with the latest final maturity date; (iii) if the Indebtedness being renewed, extended, refinanced, replaced,


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defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being refinanced, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary (or, in the case of the Receivables Financing, the special purpose entity) that is the obligor on the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded.

            "PSC" means the New York State Public Service Commission, or any successor agency or other governmental entity performing the same function.

            "Receivables Financing" means the obligations of the Company pursuant to the Trade Receivables Purchase and Sale Agreement, dated as of August 30, 1996, among NM Receivables Corp., Corporate Receivables Corporation, Citibank, N.A., Citibank North America, Inc. and the Company, as such agreement is amended or modified from time to time.

            "Restricted Subsidiary" of a Person means any Subsidiary of such a Person that is not an Unrestricted Subsidiary.

            "Securitization Transaction" means a transaction in which the Company, pursuant to authorization of the PSC, or other appropriate governmental authorizations, transfers rights or other property to a Person formed as a special purpose entity in conjunction with a financing based on the Company's right to collect a non-by passable wires or similar fee.

            "Senior Indebtedness" means any senior Indebtedness of the Company, including the First Mortgage Bonds, the Credit Facility, the Senior Notes and the Medium-Term Notes.

            "Senior Discount Notes" means the Company's 8.500% Senior Discount Notes due 2010, which were issued pursuant to the Indenture from the Company to IBJ Schroder


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Bank & Trust Company, dated June 30, 1998 (the "Senior Notes Indenture").

            "Senior Notes" means the Company's Senior Discount Notes, the Series A through G Senior Notes issued under the Senior Notes Indenture, the Senior Notes Due 2007, and any other series of Senior Notes issued under the Senior Notes Indenture or any supplemental indenture thereto.

            "Senior Notes Due 2007" means the Company's 8?% Senior Notes due 2007, issued pursuant to the Indenture, as supplemented by the First Supplemental Indenture, dated as of May 12, 2000.

            "Series A Senior Notes" means the Company's 6.500% Series A Senior Notes due 1999, which were issued pursuant to the Senior Notes Indenture.

            "Series B Senior Notes" means the Company's 7.00% Series B Senior Notes due 2000, which were issued pursuant to the Senior Notes Indenture.

            "Series C Senior Notes" means the Company's 7.125% Series C Senior Notes due 2001, which were issued pursuant to the Senior Notes Indenture.

            "Series D Senior Notes" means the Company's 7.250% Series D Senior Notes due 2002, which were issued pursuant to the Senior Notes Indenture.

            "Series E Senior Notes" means the Company's 7.375% Series E Senior Notes due 2003, which were issued pursuant to the Senior Notes Indenture.

            "Series F Senior Notes" means the Company's 7.625% Series F Senior Notes due 2005, which were issued pursuant to the Senior Notes Indenture.

            "Series G Senior Notes" means the Company's 7.750% Series G Senior Notes due 2001, which were issued pursuant to the Senior Notes Indenture.

            "Subordinated Indebtedness" means Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or Guaranteed by the Company or its Restricted Subsidiaries) which is


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subordinate to the Notes in right of payment or rights upon liquidation of the
Company, whether pursuant to the terms of the instrument creating or evidencing such Indebtedness or otherwise.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "TIPES Transaction" means a financing transaction or transactions in which the Company establishes a trust or other pass-through entity whose common equity interests are owned by the Company or a Subsidiary and whose assets consist of debt securities of the Company or any Restricted Subsidiary for the purpose of issuing preferred interests in such trust or other entity to investors.

            "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that any such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company


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or any of its Restricted Subsidiaries. Any such designation by the Board of
Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

            "Weighted Average Life to Maturity" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                                  ARTICLE TWO

                                 Security Forms

SECTION 201. FORM OF NOTES.

            The Notes shall be in the form attached as Exhibit A to this Supplemental Indenture.



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                                 ARTICLE THREE

                               The Series of Notes

SECTION 301. TITLE AND TERMS.

            There shall be a series of Securities designated as the "5.375% Senior Notes due 2004" of the Company. Their Stated Maturity shall be October 1, 2004, and they shall bear interest at the rate of 5.375% per annum from September 28, 2001.

            Interest on the Securities will be payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2002, until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date, which Regular Record Date shall be initially fixed as the Business Day immediately preceding the applicable Interest Payment Date.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Supplemental Indenture is limited to $300,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture as supplemented by this Supplemental Indenture and except for any Notes which, pursuant to
Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

            The Place of Payment for the principal of (and premium, if any) and interest on the Notes shall be the office or agency of the Company in the City of New York, State of New York, maintained for such purpose, which shall be the Corporate Trust Office of the Trustee, and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.


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            The Notes shall be redeemable by the Company at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest through the redemption date plus the Make Whole Premium.

            Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                                  ARTICLE FOUR

                  Modifications and Additions to the Indenture

SECTION 401. ADDITIONAL COVENANT.

            With respect to the Notes and solely for the benefit of the Notes, the following Section 1009 shall be added to the Indenture:

            "Section 1009. LIMITATION ON LIENS

                        The Company will not, and will not permit any of its
            Restricted Subsidiaries to, directly or indirectly, secure with a Lien on the property or assets of the Company or such Restricted Subsidiary, Other Indebtedness or Subordinated Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (i) in the case of a Lien Securing Other Indebtedness, on an equal and ratable basis with the Lien securing such Other Indebtedness and (ii) in the case of a Lien securing Subordinated Indebtedness, on a basis such that the Lien securing the Notes is senior in priority to the Lien securing such Subordinated Indebtedness, in each case until such time as such Other Indebtedness or Subordinated Indebtedness is no longer secured by a Lien."


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Section 402. MODIFICATION TO DEFEASANCE AND COVENANT
             DEFEASANCE; COVENANT DEFEASANCE

            With respect to the Notes, Section 1303 of the Indenture shall be substituted for the following:

            "Section 1303.  COVENANT DEFEASANCE.

                        Upon the Company's exercise of its option (if any) to
            have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 801(3), Sections 1006 and 1009, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Section 801(3), Sections 1006 and 1009, and any such covenants provided pursuant to Section 301(18), 901(2) or 901(7)), and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section, on and after the date the conditions set forth in
            Section 1304 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby."

Section 403. MODIFICATION OF SUPPLEMENTAL INDENTURES;
             SUPPLEMENTAL INDENTURES WITHOUT CONSENT
             OF THE HOLDERS

            With respect to the Notes, Section 901(6) of the Indenture shall be substituted with the following:


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            "(6) to secure the Notes on an equal and ratable or senior basis with Other Indebtedness or Subordinated Indebtedness, respectively, as required by Section 1009 hereof;"

                                  ARTICLE FIVE

                                  Miscellaneous

SECTION 501. MISCELLANEOUS.

            (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.

            (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

            (c) All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

            (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

            (e) All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

            (f) In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (g) Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture


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and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

            (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

            (i) This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-law rules thereof.

            (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.

            (k) All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

            This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                          -----------------------------

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                              NIAGARA MOHAWK POWER CORPORATION


                              By ___________________________
                                Name:
                                Title:


                              THE BANK OF NEW YORK,
                                                As Trustee

                              By ___________________________
                                Name:
                                Title:

EXHIBIT A                                                              CUSIP NO:

                                  $300,000,000
                           5.375% Senior Note due 2004

No. 1                                                               $300,000,000

                        NIAGARA MOHAWK POWER CORPORATION

promises to pay to Cede & Co.

or its registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on October 1, 2004.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2002.

Regular Record Dates: Business Day next preceding the applicable Interest Payment Date.

                                    Dated:  September 28, 2001

                                    NIAGARA MOHAWK POWER CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:  William F. Edwards
                                          Title: Vice President and Chief
                                                 Financial Officer


                                       By:
                                          -------------------------------------
                                          Name:  Arthur W. Roos
                                          Title: Vice President and Treasurer



This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
                  As Trustee

By: ______________________________
         Authorized Signatory

                                 (Back of Note)

5.375% Senior Note due October 2004


      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Niagara Mohawk Power Corporation, a New York corporation (the "Company"), promises to pay interest on the principal amount of this 5.375% Senior Note due 2004 (the "Note") at the rate and in the manner specified below.

            The Company shall pay interest on the principal amount of this Note in cash at the rate per annum shown above. The Company shall pay interest semi-annually on each April 1 and October 1, commencing April 1, 2002, or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each, an "Interest Payment Date").

            Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date hereof. To the extent lawful, the Company shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on the Note, it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rates of interest specified in the Indenture and this Note are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

            2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of the Notes at the close of business on the Business Day next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 12, 2000, as supplemented by the Second Supplemental Indenture dated September 28, 2001 (as so supplemented, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture. The Notes are senior unsecured obligations of the Company limited to $300 million in aggregate principal amount.

            5. OPTIONAL REDEMPTION. The Notes are redeemable by the Company at any time, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, in cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon through the redemption date plus the Make-Whole Premium.

            6. MANDATORY REDEMPTION. The Company is not required to make mandatory repurchase, redemption or sinking fund payments with respect to the Notes.

            7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1000, unless all Notes held by a Holder are to be redeemed. On or after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

            8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

            9. PERSONS DEEMED LEGAL OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any agent and the Company may deem and treat the person in whose name this Note is registered as its legal and absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the company shall be affected by notice to the contrary.

            10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the

Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared and become due and payable in the manner and with the effect provided in the Indenture.

            12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or any assignee, such as: TEN COM (= TENANTS IN COMMON), TEN ENT (=Tenants by the entireties). JT TEN (=joint tenants with right of survivorship and not as tenants in common). CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

            16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Indemnification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            17. DEPOSITORY TRUST COMPANY. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                        Niagara Mohawk Power Corporation
                        300 Erie Boulevard West
                        Syracuse, New York 13202
                        Attention:  Director, Investor Relations

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)






              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:

                                 Your signature:
          (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.*



--------
* Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.